Exhibit 99.1

Coffee Holding Co., Inc. Reports Results for Three and Nine Months Ended July 31, 2020

STATEN ISLAND, New York – September 11, 2020. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the three months and nine months ended July 31, 2020:

Net sales Net sales totaled $17,344,009 for the three months ended July 31, 2020, a decrease of $4,250,276, or 19.7%, from $21,594,285 for the three months ended July 31, 2019. Net sales totaled $56,725,386 for the nine months ended July 31, 2020, a decrease of $9,219,197, or 14%, from $65,944,583 for the nine months ended July 31, 2019. The decrease in net sales was due to the COVID-19 pandemic which caused many of the Company’s green coffee customers who service the restaurant and food service industry to either close or suspend their business operations during the period resulting in lost revenues from that segment of the Company’s customer base.

Cost of sales Cost of sales for the three months ended July 31, 2020 was $13,517,482, or 77.9% of net sales, as compared to $17,465,685, or 80.9% of net sales, for the three months July 31, 2019. Cost of sales for the nine months ended July 31, 2020 was $45,287,198, or 79.8% of net sales, as compared to $53,705,272, or 81.4% of net sales, for the nine months July 31, 2019. The decrease in cost of sales was due to the Company’s decreased sales partially offset by its favorable green coffee position.

Gross profit Gross profit for the three months ended July 31, 2020 amounted to $3,826,527, or 22.1% of net sales, as compared to $4,128,600, or 19.1% of net sales, for the three months ended July 31, 2019. Gross profit for the nine months ended July 31, 2020 amounted to $11,438,188, or 20.2% of net sales, as compared to $12,239,311, or 18.6% of net sales, for the nine months ended July 31, 2019. The increase in gross profits as a percentage of sales is attributable to a change in the Company’s product mix where it sold a higher percentage of branded and private label roasted coffee.

Total operating expenses Total operating expenses decreased by $619,127 to $3,252,235 for the three months ended July 31, 2020 from $3,871,362 for the three months ended July 31, 2019. Total operating expenses decreased by $853,598 to $10,530,647 for the nine months ended July 31, 2020 from $11,384,245 for the nine months ended July 31, 2019. The Company’s efforts to control costs through the elimination of redundancy in its operations and the elimination of certain unnecessary variable costs were the primary reasons for this decrease.

The Company had a net income of $391,324, or $0.07 per share basic and diluted, for the three months ended July 31, 2020 compared to net income of $111,494, or $0.02 per share basic and diluted for the three months ended July 31, 2019. The Company had net income of $289,994, or $0.05 per share basic and diluted, for the nine months ended July 31, 2020 compared to net income of $187,741, or $0.03 per share basic and diluted for the nine months ended July 31, 2019. The increase in net income was due primarily to the reasons described above.

“I’m pleased to report our second consecutive profitable quarter, as we earned $.07 per share despite a 19.7% decline in sales as the impact of the COVID-19 pandemic continues to negatively impact sales of green coffee. Unlike last quarter, sales of our roasted private label products were unable to offset the lower sales of green coffee. Unfortunately, the surge in overall industry supermarket sales of coffee seen from March through June of this year, which saw overall industry coffee sales throughout the market spike by 8.1% year over year, did not continue into the summer months,” stated Andrew Gordon, President and CEO of Coffee Holding Company. “However, heading into the September through November period, which have traditionally been our strongest months from a sales perspective, I expect to see a buying surge from our supermarket customers, for both private label and branded products, as our customers’ inventory stockpiles have likely been reduced to pre-pandemic levels.

“In addition, as most states begin to ease restrictions on commercial and recreational activities, I believe we may begin to see increases in sales of green coffee, as our customers begin to reopen their restaurants, cafes and food service operations,” stated Mr. Gordon.

“Also, during this quarter, coffee prices recovered from their bear market levels below $1.00 per pound, and have subsequently traded to one year highs. We expect this to be a tailwind for us once our sales of green coffee normalize at these higher market levels and we will be able to sell from the favorable inventory position we acquired during the first half of 2020. We have also paid down our bank line by almost 50% during the quarter ended July 31, 2020, as we reduced inventory and were able to generate free cash from our profits,” added Mr. Gordon. “Further, this quarter we continued to have the negative, but non-cash, impact on our profits resulting from our previously established employee option plan. The effect this quarter was $189,769, or an impact on earnings of $.03 per share.

“Lastly, in keeping pace with the times, both myself and my brother, our VP of Operations, will be taking pay cuts of between 5% to 15%, to become effective at the start of our fiscal year 2021. These pay cuts will ensure and promote continued equality within our organization as well as act as a direct cost reduction strategy which will offset any additional sales slowdown due to COVID-19,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the revenue growth at Steep N Brew and Comfort Foods. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, the effect of the COVID-19 pandemic, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

JULY 31, 2020 AND OCTOBER 31, 2019

	July 31, 2020	October 31, 2019
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$2,192,778	$2,402,556
Accounts receivable, net of allowances of $144,000 for 2020 and 2019	6,833,826	9,421,427
Inventories	18,541,976	18,841,225
Due from broker	456,110	101,031
Prepaid expenses and other current assets	708,189	587,626
Prepaid and refundable income taxes	231,776	385,934
TOTAL CURRENT ASSETS	28,964,655	31,739,799

Machinery and equipment, at cost, net of accumulated depreciation of $7,449,842 and $6,931,913 for 2020 and 2019, respectively	2,314,434	2,413,533
Customer list and relationships, net of accumulated amortization of $183,691 and $151,627 for 2020 and 2019, respectively	501,309	533,373
Trademarks and tradenames	1,488,000	1,488,000
Non-compete, net of accumulated amortization of $44,550 and $29,700 for 2020 and 2019, respectively	54,450	69,300
Goodwill	2,488,785	2,488,785
Equity method investments	81,469	86,008
Deferred income tax asset	487,500	480,473
Right of use asset	2,186,882
Deposits and other assets	312,609	387,453
TOTAL ASSETS	$38,880,093	$39,686,724

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,906,586	$4,344,015
Line of credit		7,167,740
Note payable – current portion	2,220	-
Paycheck Protection Program loan	634,400
Lease liability – current portion	464,517	-
Income taxes payable	317	100
TOTAL CURRENT LIABILITIES	4,008,040	11,511,855

Deferred income tax liabilities	952,732	872,232
Line of credit – long term	3,796,822	-
Deferred rent payable		193,461
Lease liability	1,883,681	-
Note payable – long term	21,377	-
Deferred compensation payable	303,609	378,453
TOTAL LIABILITIES	10,966,261	12,956,001
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,494,680 shares issued; 5,569,349 shares outstanding for 2020 and 2019, respectively	6,494	6,494
Additional paid-in capital	17,259,683	16,580,974
Retained earnings	13,600,163	13,310,169
Less: Treasury stock, 925,331 common shares, at cost for 2020 and 2019, respectively	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. Stockholders’ Equity	26,232,780	25,264,077
Noncontrolling interest	1,681,052	1,466,646
TOTAL EQUITY	27,913,832	26,730,723
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,880,093	$39,686,724

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE AND THREE MONTHS ENDED JULY 31, 2020 AND 2019

(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2020	2019	2020	2019
NET SALES	$56,725,386	$65,944,583	$17,344,009	$21,594,285

COST OF SALES (including $4.5 and $5.9 million of related party costs for the nine months ended July 31, 2020 and 2019, respectively. Including $1.5 and $1.8 million for the three months ended July 31, 2020 and 2019, respectively.)	45,287,198	53,705,272	13,517,482	17,465,685

GROSS PROFIT	11,438,188	12,239,311	3,826,527	4,128,600

OPERATING EXPENSES:
Selling and administrative	10,032,993	10,853,495	3,081,985	3,701,112
Officers’ salaries	497,654	530,750	170,250	170,250
TOTAL	10,530,647	11,384,245	3,252,235	3,871,362

INCOME (LOSS) FROM OPERATIONS	907,541	855,066	574,292	257,238

OTHER INCOME (EXPENSE)
Interest income	2,944	8,903	247	3,548
Loss from equity method investment	(4,539)	(2,691)	(1,547)	(2,613)
Interest expense	(150,742)	(195,493)	(45,283)	(64,625)
TOTAL	(152,337)	(189,281)	(46,583)	(63,690)

INCOME BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	755,204	665,785	527,709	193,548

Provision for income taxes	250,804	115,543	161,454	34,413

NET INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	504,400	550,242	366,255	159,135
Less: Net (income) loss attributable to the non-controlling interest	(214,406)	(362,501)	25,069	(47,641)

NET INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$289,994	$187,741	$391,324	$111,494

Basic and diluted earnings per share	$.05	$.03	$.07	$.02

Weighted average common shares outstanding:
Basic and diluted	5,569,349	5,569,349	5,569,349	5,569,349

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED JULY 31, 2020 AND 2019

(Unaudited)

	2020	2019
OPERATING ACTIVITIES:

Net income	$504,400	$550,242
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	564,843	547,483
Stock-based compensation	678,709	228,868
Unrealized (gain) loss on commodities	(355,079)	74,658
Loss on equity method investments	4,539	2,691
Deferred rent	-	(36,151)
Amortization of right to use asset	325,140	-
Deferred income taxes	73,473	(43,988)
Changes in operating assets and liabilities:
Accounts receivable	2,587,601	1,421,655
Inventories	299,249	(2,431,050)
Prepaid expenses and other current assets	(120,563)	(107,498)
Prepaid and refundable income taxes	154,158	94,567
Accounts payable and accrued expenses	(1,437,428)	(1,206,027)
Change in lease liability	(357,286)	-
Deposits and other assets		(5,885)
Income taxes payable	217	(1,305)
Net cash provided by (used in) operating activities	2,921,973	(911,740)

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(392,023)	(568,235)
Net cash used in investing activities	(392,023)	(568,235)

FINANCING ACTIVITIES:
Advances under bank line of credit	1,141,132	7,626
Proceeds from PPP loan	634,400
Principal payment on note payable	(3,210)	(70,255)
Principal payments under bank line of credit	(4,512,050)	(500,000)
Net cash used in financing activities	(2,739,728)	(562,629)

NET DECREASE IN CASH	(209,778)	(2,042,604)

CASH, BEGINNING OF PERIOD	2,402,556	4,611,384

CASH, END OF PERIOD	$2,192,778	$2,568,780

	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$159,484	$197,216
Income taxes paid	$22,956	$66,269

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Initial recognition of operating lease right of use asset	$2,512,022
Initial recognition of operating lease liabilities	$2,705,484

Machinery and equipment acquired through financing	$26,807